UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Goldman Sachs Compensation Practices The Goldman Sachs Group, Inc. March 2010

Cautionary Note on Forward Looking Statements

This presentation may include forward-looking statements. These statements represent the firm’s belief regarding future events that, by their nature, are uncertain and outside of the firm’s control. The firm’s actual results and financial condition may differ, possibly materially, from what is indicated in those forward-looking statements.

For a discussion of some of the risks and factors that could affect the firm’s future results, please see the description of “Risk Factors” in our annual report on Form 10-K for our fiscal year ended December 2009. You should also read the information on the calculation of non-GAAP financial measures that is posted on the Investors portion of our website: www.gs.com.

The statements in this presentation are current only as of their respective dates.

Goals of Compensation[1]

Goldman Sachs’ compensation framework is designed to align the long-term interests of our people with those of our shareholders.

Attract and Retain Talent

•	Attracting and retaining talent is fundamental to our long-term success as a firm

•	Our compensation framework is designed to attract and retain the most talented human capital, which we believe has contributed to our relative outperformance

Directly Align Firmwide Compensation with Firmwide Performance

•	Guaranteed employment contracts should be used only in exceptional circumstances, and multi-year guarantees should be avoided entirely

•	Senior people and more highly paid people may experience more variability in their compensation based on year-to-year changes in our firm’s results

Evaluate Performance Over Time

•	Compensation, in most cases, includes discretionary compensation, as appropriate, awarded at the end of the year

•	The percentage of compensation awarded in cash should decrease as the employee’s total compensation increases

•	Equity-based awards should be subject to vesting and other restrictions over an extended period of time

•	These restrictions would allow for forfeiture or a “clawback” in future periods

Discourage Excessive or Concentrated Risk Taking

•	As a part of an individual’s annual performance review, the different risk profile of businesses must be taken into account

•	Revenue producers should not determine the compensation of risk managers

•	Contracts or evaluations should not be based on the percentage of revenues generated by the specific individual

Align Employee and Shareholder Interests

•

Employees should think and act like long-term shareholders. Being significantly invested in our stock over time, as part of an individual’s compensation, advances our partnership culture of stewardship for our firm

•	Shareholders have an advisory vote on the firm’s compensation principles as well as the compensation of its Named Executive Officers (“NEOs”) at our 2010 Annual Shareholder Meeting

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[1]	Please see www.gs.com/shareholders for our compensation principles.

Annual Compensation

•	Employee compensation[1] is comprised of annual salary plus, as appropriate, discretionary compensation awarded at the end of the year[2]

•	For employees generally over a minimum income threshold, discretionary compensation is comprised of both cash and equity-based compensation

—	Cash compensation in a single year should not be so much as to overwhelm the value ascribed to longer term stock incentives that can only be realized through longer term responsible behavior

—	The percentage of compensation awarded in cash should decrease as the employee’s total compensation increases

•	We have an annual “360 degree” performance evaluation process:

—	An individual’s performance evaluation includes narrative feedback from superiors, subordinates and peers, including from outside of an individual’s business unit or division

—	Assessment areas include productivity, teamwork, citizenship, communication and compliance

•	The recognition of individual performance must be constrained by the performance of our firm, and not be out of line with the competitive market for the relevant talent and performance

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[1]	Quantitative references to compensation in the following pages are to the firm’s compensation and benefits expense for the relevant period, unless otherwise noted.
[2]	A small number of our employees are paid based on commissions.

Compensation Governance Overview of Compensation Governance Structure for our NEOs

Independent Board Oversight

•

Our Compensation Committee, which is currently comprised of all our independent directors, approves the compensation structure, including amounts paid in cash versus equity-based awards and all equity-based award terms (e.g. vesting, delivery, transfer restrictions and recapture criteria)

•

Our Corporate Governance and Nominating Committee, which currently consists of all of our independent directors, evaluates our CEO’s performance before our Compensation Committee determines his compensation for that fiscal year

—	The evaluation takes into account the results from our “360 degree” feedback process, which reflects input regarding an array of performance measures from a number of employees

•	Our Compensation Committee approves compensation for our CEO and other NEOs

On-Going Review of Compensation Programs

•	Management and our Compensation Committee review our compensation programs to assess whether they are appropriate and meet our objectives

•

Our Compensation Committee also retains an independent compensation consultant, who provides services solely to our Compensation Committee and not to our firm, to assist it in its review of our compensation programs

Publicly Disclosed Compensation Principles

•	The Goldman Sachs Compensation Principles reflect the general principles that guide our Compensation Committee’s review of employee compensation

Advisory Vote on the Firm’s Compensation Principles and the Compensation of our NEOs

•	Shareholders will have an advisory vote on our compensation principles and the fiscal 2009 compensation of our NEOs at our 2010 Annual Shareholder Meeting

Attract and Retain Talent Human Capital Driven Business

•	We operate in a human capital driven industry where we compete for the best talent available globally

—	Compensation for institutional financial services companies is the equivalent of other industries’ COGS and SG&A1

•	The institutional financial services business model, when appropriately managed, has produced significantly more attractive results for shareholders than other industries

—	Goldman Sachs generated an average pre-tax margin[2] of 29% between 2000 and 2008, besting all the sectors in the Fortune 500

GS Relative to Fortune 500: Average Pre-Tax Margins for 2000 – 2008[3]

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1        COGS represents Cost of Goods Sold; SG&A represents Selling, General and Administrative expenses.

[2]        Pre-tax margin is defined as pre-tax income divided by total net revenues.

[3]        Data based on public filings for publicly traded Fortune 500 companies as of December 31, 2008. Data based on 2000-2008 average pre-tax margins for public Fortune 500 companies excludes negative net revenue years.

Attract and Retain Talent Importance of Retaining Senior Management

•	Retention of senior, experienced employees is critical to successfully executing our business strategy

•	Because institutional financial services is a people driven business, we believe that maintaining our partnership culture has been critical to our success as a public company

—	In particular, the partnership culture fosters a collaborative and long term focused managerial environment amongst the senior leaders of our firm

NEOs

•	Our NEOs have extensive firm tenure, with experience across multiple operating divisions and geographic regions

Management Committee

•	Our Management Committee is comprised of 30 seasoned senior executives, who represent each major business and region

GS Senior Management

Group	Avg. Yrs at GS	Avg. # Divisions
NEOs	24	3
Management Committee	20	2

Historic Performance Pay for Performance

Compensation Growth vs. Net Revenue Growth[1],[2]	Indexed Trends: 1999-2009[1]

•	Compensation growth and net revenue growth demonstrate a robust, but not perfect, correlation

•	The less-than-perfect correlation is principally driven by years in which revenues grew more significantly than compensation, with the corresponding benefit accruing to shareholders (i.e. 2009)

•

This benefit to shareholders is further demonstrated by the fact that since our IPO, compensation’s CAGR was lower than that of net revenues, earnings per share (EPS) and book value per common share (BVPS)

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[1]	Based on 2000-2009 compensation expense and net revenue growth on an annual basis. Compensation expense in years 1999 and 2000 excludes nonrecurring employee initial public offering and acquisition award expenses of $2,257mm and $290mm, respectively. Compensation expense in 2008 excludes 4Q 2008 severance costs of approximately $275mm. Compensation expense includes amortization of employee initial public offering and acquisition awards, if any. In accordance with U.S. GAAP, options granted for fiscal 2003 and subsequent years are included in compensation expense.
[2]	R2 is defined as the coefficient of determination used to measure the linear fit of a series of data points.
[3]	CAGR represents the compound annual growth rate.

Historic Performance Compensation Flexibility: Net Revenues and Compensation Ratio[1] since IPO

•	Compensation is designed to pay for performance. Net revenues and compensation were both down close to 50% in 2008.

•	In 2006, 2007 and 2009, our most profitable years, our compensation ratios were the lowest in the firm’s history as a public company

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[1]	Compensation ratio is defined as compensation and benefits expenses divided by net revenues. Compensation ratios in years 1999 and 2000 exclude nonrecurring employee initial public offering and acquisition award expenses of $2,257mm and $290mm, respectively. Compensation ratio in 2008 excludes 4Q 2008 severance costs of approximately $275mm. Compensation ratios include amortization of employee initial public offering and acquisition awards, if any. In accordance with U.S. GAAP, options granted for fiscal 2003 and subsequent years are included in compensation expense.

2008 in Review

•	No discretionary compensation awarded to our top seven senior executives (includes NEOs) for 2008[1]

•	Greater percentages of discretionary compensation awarded in equity at higher individual compensation levels

•	Restricted stock units (RSUs) and options granted in 2008 were generally subject to extended transfer restrictions

2008 Quarterly Compensation Accrual ($bn)

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[1]	References to 2008 refer to the fiscal year ended November 28, 2008 and do not include the one-month transition period ended December 26, 2008, which resulted from our change in fiscal year.

2008 in Review Peer Comparison

•	A challenging operating environment in 2008 pressured returns across the financial sector

•	GS suffered a less significant sequential decline in profitability than our peers as our compensation flexibility enabled a more rapid reduction in costs and preserved greater returns for shareholders

GS1 Performance (2008 vs. 2007)	Peer[1] Performance (2008 vs. 2007)

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[1]	Peer average comprised of BAC, C, MS and JPM; references to 2008 for GS and MS refer to the fiscal year ended November 2008 and do not include the one-month transition period ended December 2008, which resulted from a change in fiscal year. Pre-tax earnings include the impact of mark-to-market losses and provision expenses.

2009 in Review

•	Record low annual compensation to net revenue ratio

•	$500mm allocated away from Participating Managing Director (PMD) compensation to GS Gives, a donor advised fund

•	NEOs and other Management Committee members received their entire discretionary compensation in RSUs

•	“Shares at Risk” underlying RSUs are subject to extended transfer restrictions of 5 years, post-grant

•	Equity-based compensation “clawback” mechanisms were refined to cover an employee’s improper risk analysis or failure to sufficiently raise concerns about risk

2009 Quarterly Compensation Accrual ($bn)

2009 in Review Peer Comparison

•	GS outperformance in 2009 created significant returns for shareholders

•	Despite an annual increase in net revenues of 103%, compensation increased only 48%, and, as a result, pre-tax earnings increased by 749%

GS1 Performance (2009 vs. 2008)	Peer[1] Performance (2009 vs. 2008)

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[1]       Peer average comprised of BAC, C, MS and JPM; references to 2008 for GS and MS refer to the fiscal year ended November 2008 and do not include the one-month transition period ended December 2008, which resulted from a change in fiscal year. Pre-tax earnings include the impact of mark-to-market losses and provision expenses.

Create Accountability of Senior Management Significant Portion of Discretionary Compensation is Equity-based and Non-transferable for an Extended Period

•	A significant percentage of PMD discretionary compensation at Goldman Sachs is paid in the form of equity-based awards to align their interests with those of our shareholders

•	“Shares at Risk” underlying RSUs are non-transferable for an extended period; stock price changes drive the ultimate value of the equity-based award delivered to the recipient

•	All equity-based awards subject to forfeiture or recapture by the firm

NEO Year-End Discretionary Compensation: ‘03- ‘09[1]	NEO 2007 Year-End Equity Compensation - Indicative Quarterly Valuation Trends[2]

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[1]       Average ‘03 – ‘09 compensation mix excludes 2008.

[2]       References to 2008 refer to the fiscal year ended November 28, 2008 and do not include the one-month transition period ended December 26, 2008, which resulted from our change in fiscal year.

Over / Under Performance GS ROE Relative to Global Peers[1]

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[1]       Represents GS’ average annual Return on Equity (ROE) relative to peer group from 1999-2009; GS ROE equals net earnings applicable to common shareholders divided by average monthly common shareholders’ equity; GS ROE for 1999 and 2000 are pro forma as previously publicly disclosed; Peer group includes JPM, MS, BAC, C, MER (excl. 2009), LEH (excl. 2009) and BSC (excl. 2009).

Creating Shareholder Value GS and Peer Shareholder Returns Since IPO

•	GS has substantially outperformed peers from a shareholder value creation perspective

—	GS’ share price has increased 219% since our IPO, compared to an S&P Financials decline of 47% over the same period

—	GS also compares favorably to peers from a capital return perspective, averaging 15% of book value returned since our IPO versus 12% returned for peers

Indexed Share Price Performance[1]	Buybacks and Dividends[2]

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[1]	Market data from 5/3/99 through 12/31/09; GS return shown from IPO price of $53.00.

[2]	Peer average comprised of MS, JPM, C and BAC; calculated as average annual percentage of beginning of period book value per year from 2000 through 2009; 2009 dividends paid for GS include stub period dividends, and 2009 capital returned is compared relative to end of period book value in the fiscal year 2008.

Creating Shareholder Value

•

By maintaining a sizeable portion of discretionary compensation in equity-based awards that are restricted over an extended period of time and subject to “clawback”, GS encourages employees to take a long-term, firmwide approach to performance

•	By tying compensation to performance, GS incentivizes employees to create long-term value for our shareholders

•	GS has generated the highest average annual ROE, and EPS and BVPS growth rates during the 2000 – 2009 period

2000 - 2009 Compensation and Performance Metrics[1]

	Comp to Net Rev R2	Avg Comp Ratio[2]	EPS CAGR	Avg Annual ROE	BVPS CAGR	Avg Annual Net Earnings Generated Per Employee[3]
GS	0.90	46.2%	15.5%	20.1%	15.3%	$223,204
Peer Avg	0.60	52.6%	NM	9.8%	1.0%	$65,941
GS/Peer Avg %/bps Δ	50%	-632 bps	NM	1,028 bps	1,429 bps	238%

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[1]	Peer average comprised of JPM, MER (excl. 2009), MS, BSC (excl. 2009), LEH (excl. 2009), BAC and C; BVPS growth for MER, BSC and LEH per latest filed results in 2008. FY2000 ROE for GS is pro forma as previously disclosed; 2008 compensation expenses exclude 4Q 2008 severance costs of approximately $275mm. Years in which net revenues were negative were recorded as periods with 100% compensation ratios. Compensation to net revenue regression analysis includes 2001-2009 growth rates.
[2]	Excludes BAC and C as investment bank compensation ratios are not separately and publicly disclosed.
[3]	Calculated as full-year net earnings divided by end-of-year employee count; net earnings per employee figures not annualized for companies with partial year earnings. GS employee figures exclude consultants and temporary staff. Prior to 2007, MS’ employees include Discover Financial Services; MS’ 2009 numbers include employees from Morgan Stanley Smith Barney’s joint venture. Avg Annual Net Earnings Generated Per Employee for JPM average of 2002-2009 for Investment Bank only.